UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 21, 2006

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Mellon Bank Center 1735 Market Street - Suite LL Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(866) 248-4344

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

During the preparation of the annual financial statements for Sunoco Logistics Partners L.P. (the “Partnership), management discovered an error in the calculation of capitalized interest, a non-cash item. As a result, previously reported net income for the 2005 third and fourth quarters will decrease by $0.4 million and $1.0 million, respectively. This adjustment will reduce net income per limited partner unit on a diluted basis by $0.01 to $0.56 in the third quarter, and by $0.04 to $0.52 in the fourth quarter of 2005. After giving effect to this adjustment, net income for the full year will be $61.7 million, or $2.35 per limited partner unit on a diluted basis.

Forward-Looking Statements

Statements contained in the this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC,
its General Partner

/s/ JENNIFER L. ANDREWS
Jennifer L. Andrews
Comptroller

Date: February 21, 2006

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